UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Universal Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING OF SHAREHOLDERS

September 23, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Universal Corporation, which is to be held in the Company’s headquarters building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, October 28, 2003, commencing at 2:00 p.m. At the meeting, you will be asked to elect four directors to serve three-year terms.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the instructions for voting that are attached to the proxy card. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the meeting, but even if you cannot, please vote your shares as soon as you can.

Sincerely,

HENRY H. HARRELL
Chairman

Universal Corporation

P.O. Box 25099

Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Universal Corporation (the “Company”) will be held in the Company’s headquarters building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, October 28, 2003, at 2:00 p.m., for the following purposes:

(1)	to elect four directors to serve three-year terms; and

(2)	to act upon such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of shares of the Company’s Common Stock at the close of business on September 8, 2003, shall be entitled to vote at the meeting.

By Order of the Board of Directors,

George C. Freeman, III

Secretary

September 23, 2003

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company. A shareholder may revoke the proxy at any time prior to its use. Proxies properly executed and received by the Secretary prior to the Annual Meeting of Shareholders (“Annual Meeting”) and not revoked will be voted in accordance with the terms thereof. Registered shareholders and participants in plans holding shares of the Company’s Common Stock (“Common Stock”) are urged to deliver proxies and voting instructions by calling a toll-free telephone number, by using the Internet or by completing and mailing the enclosed proxy or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing and dating the enclosed proxy or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope. If your shares are held in street name with your bank or broker, please follow the instructions for voting attached to the proxy card that is enclosed with this Proxy Statement.

The Company will pay all of the costs associated with the proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, telefacsimile or other means of electronic transmission by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, at an anticipated cost to the Company of approximately $4,000, plus reimbursement of out-of-pocket expenses.

This Proxy Statement will be mailed on or about September 23, 2003, to registered holders of Common Stock.

VOTING RIGHTS

The Company had outstanding, as of September 8, 2003, 24,980,847 shares of Common Stock, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only shareholders of record at the close of business on September 8, 2003, will be entitled to vote.

The Company is not aware of any matters that are to come before the meeting other than those described in this Proxy Statement. However, if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

ELECTION OF DIRECTORS

Four directors are to be elected at the 2003 Annual Meeting for terms of three years. Six other directors have been elected to terms expiring in 2004 or 2005, as indicated below. The following pages set forth certain information for each nominee and each incumbent director as of June 30, 2003, except as otherwise noted. With the exception of John B. Adams, Jr., all of the nominees and incumbent directors listed below were directors previously elected by the shareholders. Mr. Adams was appointed unanimously to the Board of Directors on May 1, 2003 by the then current Board of Directors. Henry H. Harrell, who has been a director since 1984 and who retired as Chief Executive Officer in December 2002, will not stand for reelection.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees that receive the highest vote totals for the director positions up for election will be elected. Votes that are withheld and shares held in street name (“Broker Shares”) that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Election Whose Terms Expire in 2006

JOHN B. ADAMS, JR., 58, is President, Chief Executive Officer and a director of A. Smith Bowman Distillery, Inc., a position he has held for more than five years. Mr. Adams is a member of the Audit Committee and has been a director since May 2003.

JOSEPH C. FARRELL, 67, retired as Chairman, President and Chief Executive Officer of The Pittston Company, now known as The Brink’s Company (mineral products, transportation and security services) on March 1, 1998. Prior to his retirement, Mr. Farrell served in those positions for more than five years. He is also a director of ASA Limited. Mr. Farrell is a member of the Executive Committee, the Executive Compensation and Nominating Committee and the Pension Investment Committee. He has been a director since 1996.

WALTER A. STOSCH, 66, is a principal in the accounting firm of Stosch, Dacey & George PC, a position he has held for more than five years. Prior to that time, he was a partner in the accounting firm of Deloitte & Touche, L.L.C. He currently serves as Senate Majority Leader of the Virginia General Assembly. He is Chairman of the Audit Committee and a member of the Finance Committee. He has been a director since 2000.

EUGENE P. TRANI, 63, is President of Virginia Commonwealth University, a position he has held for more than five years. He is also a director of LandAmerica Financial Group, Inc. Dr. Trani is a member of the Finance Committee and the Pension Investment Committee and has been a director since 2000.

The Board of Directors recommends that the shareholders vote for the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2005

ALLEN B. KING, 57, is President, Chief Executive Officer and a director of the Company. Prior to his election as Chief Executive Officer on January 1, 2003, Mr. King was Chief Operating Officer of the Company, a position he held for more than five years. Mr. King was also named a director of Circuit City Stores, Inc. on August 15, 2003. He is Chairman of the Executive Committee and a member of the Finance Committee. Mr. King has been a director since 1989.

EDDIE N. MOORE, JR., 55, is President of Virginia State University, a position he has held for more than five years. He is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2000.

HUBERT R. STALLARD, 66, retired as President and Chief Executive Officer of Bell-Atlantic Virginia, Inc. (now Verizon Virginia Inc.) (telecommunications) on February 29, 2000, having served in those positions from 1989 until the date of his retirement. Mr. Stallard is Chairman of the Pension Investment

Committee and a member of the Executive Committee and the Executive Compensation and Nominating Committee. He has been a director since 1991.

Incumbent Directors Whose Terms Expire in 2004

CHARLES H. FOSTER, JR., 60, is Chairman, Chief Executive Officer and a director of LandAmerica Financial Group, Inc. (title insurance holding company). He has held these positions for more than five years. He is Chairman of the Finance Committee and a member of the Executive Committee and the Executive Compensation and Nominating Committee. Mr. Foster has been a director since 1995.

THOMAS H. JOHNSON, 53, is Chairman, Chief Executive Officer, President and a director of Chesapeake Corporation (“Chesapeake”) (specialty packaging). From 1997 to 2000, he was President and Chief Executive Officer of Chesapeake. He is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2001.

JEREMIAH J. SHEEHAN, 64, retired as Chairman of the Board and Chief Executive Officer of Reynolds Metals Company on May 4, 2000, having served in those positions since October 1996. He is Chairman of the Executive Compensation and Nominating Committee and a member of the Audit Committee and the Executive Committee. Mr. Sheehan has been a director since 1998.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock by each person or group known by the Company to beneficially own more than 5% of the outstanding shares of such stock.

Name of Beneficial Owner	Number of Shares	Percent of Class[1]
Dreman Value Management, LLC 520 East Cooper Avenue, Suite 230-4 Aspen, Colorado 81611	2,868,145[2]	11.5%

Deutsche Bank AG Taunusanlage 12, D-60323 Frankfurt am Main Federal Republic of Germany	*[2]	*[2]

[1]	The percents shown in the table are based on 24,980,847 shares of Common Stock outstanding on September 8, 2003.
[2]	Dreman Value Management LLC, acting as investment adviser to various investment companies, held no voting power but sole dispositive power over 2,868,145 shares of Common Stock as reported on a Schedule 13G filed with the Securities and Exchange Commission on June 10, 2003. According to an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, Deutsche Bank AG, acting as a parent or holding company, through its subsidiaries, held sole voting power over 2,641,487 shares of Common Stock, sole dispositive power over 234,567 shares of Common Stock and shared dispositive power over 2,377,520 shares of Common Stock. The Schedule 13G also indicates the following: 1) Deutsche Investment Management Americas Inc., a subsidiary of Deutsche Bank AG, acting as investment advisor to various investment companies, held sole voting power over 2,583,220 shares of Common Stock, sole dispositive power over 205,700 shares of Common Stock and 2,377,520 shares of Common Stock with shared dispositive power; and 2) Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank AG, acting as a bank, held sole voting power over 58,267 shares of Common Stock and sole dispositive power over 28,867 shares of Common Stock. Dreman Value Management, LLC is not an affiliated company of Deutsche Bank AG, but manages accounts held by Deutsche Bank AG. The Company’s management believes, based on discussions with Dreman Value Management, LLC and Deutsche Bank AG and reviewing their filings with the Securities and Exchange Commission that most of the shares reported by Deutsche Bank AG in their amended Schedule 13G are included in the amount identified by Dreman Value Management, LLC in their Schedule 13G.

Directors and Executive Officers

The following table sets forth as of June 30, 2003 certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee, (ii) each executive officer listed in the Summary Compensation Table (the “Named Executive Officers”) and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares [1,2]	Percent of Class
John B. Adams, Jr.	300	*
Joseph C. Farrell	23,430	*
Charles H. Foster, Jr.	12,500	*
Henry H. Harrell	65,036	*
Thomas H. Johnson	5,600	*
Allen B. King	114,198	*
Eddie N. Moore, Jr.	6,254	*
Hartwell H. Roper	70,018	*
Jeremiah J. Sheehan	9,361	*
Hubert R. Stallard	15,350	*
James H. Starkey, III	57,443	*
Walter A. Stosch	7,100	*
William L. Taylor	60,802	*
Eugene P. Trani	7,254	*
Jack M.M. van de Winkel	53,000	*

All directors and executive officers as a group (17 persons)	555,143	2.14%

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock.
[1]	The number of shares of Common Stock shown in the table does not include shares that certain officers of the Company may acquire upon the exercise of stock options that, except under extraordinary circumstances, are automatically exercisable at not less than six-month intervals when at least a minimum stock price appreciation has occurred.
[2]	The number of shares of Common Stock shown in the table includes 65,300 shares held for executive officers in the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated (“Universal Leaf”) and 126,666 shares that certain directors and executive officers of the Company have the right to acquire through the exercise of stock options within 60 days following June 30, 2003. The number of shares also includes 950 shares that are jointly or solely held by minor children or other children living at home or held in fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission but inclusion of the shares in the table does not constitute admission of beneficial ownership.

The Employees’ Stock Purchase Plan of Universal Leaf held 847,846 shares or 3.40% of the shares of Common Stock outstanding on June 30, 2003. Each participant in the plan has the right to instruct The Bank of New York, trustee for the plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and the written representations of its directors and executive officers, the Company believes that during the preceding fiscal year all filing requirements applicable to directors and executive officers were satisfied except for the following inadvertent late filings, each of which covered one transaction: February 10, 2002 Form 4 for Ronald E. Carrier; January 7, 2003 Form 4 for Robert J. Zalzneck; August 9, 2002 Form 4 for Henry H. Harrell; August 9, 2002 Form 4 for Allen B. King; August 9, 2002 Form 4 for Hartwell H. Roper and August 9, 2002 for William L. Taylor. Messrs. Carrier and Zalzneck were retired from the Company at the time their reports became due. Messrs. Harrell, King, Roper and Taylor sought guidance from the Securities and Exchange Commission regarding the application of Section 16 amendments to certain reportable benefit plan transactions, but the Commission’s guidance was not timely.

COMMITTEES

The standing committees of the Board of Directors are the Executive Committee, the Finance Committee, the Audit Committee, the Pension Investment Committee and the Executive Compensation and Nominating Committee. The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings. The Finance Committee has the responsibility of establishing the Company’s financial policies and controlling the use of its financial resources. The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent public accountants and internal auditors, the review of the adequacy of internal accounting controls and the selection and appointment of independent public accountants. Additional information with respect to the Audit Committee is discussed below under “Audit Information.” The Pension Investment Committee establishes the investment policies, selects investment advisors and monitors the performance of investments of the pension plans, the retirement plans and other qualified employee benefit plans of Universal Leaf and the Company’s other U.S. subsidiaries. After receiving recommendations from the Chief Executive Officer, the Executive Compensation and Nominating Committee fixes the compensation of officers and makes awards under the Company’s incentive compensation plans. See “Report of Executive Compensation and Nominating Committee.” The Executive Compensation and Nominating Committee also develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Executive Compensation and Nominating Committee. See “Proposals for 2004 Annual Meeting.”

During the fiscal year ended June 30, 2003, there were five meetings of the Board of Directors, ten meetings of the Executive Committee, three meetings of the Finance Committee, six meetings of the Audit Committee, four meetings of the Pension Investment Committee and six meetings of the Executive Compensation and Nominating Committee. All directors attended 75% or more of the total number of meetings of the Board of Directors and all committees of the Board on which they served.

DIRECTORS’ COMPENSATION

Each director who is not an officer of the Company receives an annual retainer of $25,000, a fee of $1,500 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. A non-employee director may elect to receive his annual retainer in cash, shares of Common Stock or an option to purchase such shares. If option payment is elected, the number of shares of Common Stock covered by the option is determined by dividing the Black-Scholes value per share on the date of grant into 125% of the cash value of the annual retainer.

The Outside Directors’ 1994 Deferred Income Plan permits a non-employee director to defer all or a portion of his compensation. Deferred amounts are deemed hypothetically invested as designated by the director in certain investment options offered by the Company. In 1998, this plan was amended to add a Deferred Stock Unit Fund to the investment options available under the plan. Each Deferred Stock Unit represents a hypothetical share of Common Stock and fluctuates in value with the market price of the stock. The portion of a director’s Deferral Account that is invested in the Deferred Stock Unit Fund is increased by the number of Deferred Stock Units that could be purchased with Common Stock dividends paid by the Company. With respect to investment options other than the Deferred Stock Unit Fund, the Company may, but is not required to, invest the deferred amounts in a Company-owned life insurance product with parallel investment options. Subject to certain restrictions, the director may elect at the time of deferral to take cash distributions, in whole or in part, from his Deferral Account either prior to or following termination of service.

Pursuant to the Restricted Stock Plan for Non-Employee Directors, the 1997 Executive Stock Plan and the 2002 Executive Stock Plan, each non-employee director is awarded 700 shares of restricted Common Stock each year following the Annual Meeting. No director may receive in the aggregate more than 2,100 shares of restricted Common Stock under these plans. Restrictions on awards under this plan expire in the event the director becomes disabled, dies, is not nominated for reelection, or is not reelected. The number of shares issued to non-employee directors will be adjusted for stock dividends, stock splits and certain other corporate events that may occur in the future.

Under the 1994 Stock Option Plan for Non-Employee Directors, the 1997 Executive Stock Plan and the 2002 Executive Stock Plan, each non-employee director receives an option to purchase 2,000 shares of Common Stock on the first business day following the Annual Meeting. The exercise price of all such options is the fair market value of the Common Stock on the date of grant. All of the options become exercisable six months after the date of grant and expire ten years from the date of grant. Shorter expiration periods may apply in the event an optionee dies, becomes disabled or resigns from or does not stand for reelection to the Board. The options will be adjusted for stock dividends, stock splits and certain other corporate events that may occur in the future.

As part of its overall program of charitable giving, the Company offers the directors participation in a Directors’ Charitable Contribution Program (the “Charitable Program”). The Charitable Program is funded by life insurance policies purchased by the Company on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to the Company. However, the Company will donate up to $1,000,000 to one or more qualifying charitable organizations recommended by that director. The donation(s) will be made by the Company in ten equal annual installments, with the first installment to be made at the later of the director’s retirement from the Board or age 70; the remaining nine installments will be paid annually beginning immediately after the director’s death.

Each director is also eligible to participate in a Directors’ Matching Gifts Program in which the Company matches directors’ contributions to charities. The maximum amount that can be matched in any fiscal year is $5,000 per director.

REPORT OF EXECUTIVE COMPENSATION AND NOMINATING COMMITTEE

The Company’s executive compensation and benefits program is administered by the Executive Compensation and Nominating Committee (the “Committee”), which is composed entirely of non-employee directors. The goal of the program is to attract, motivate, reward and retain the management talent required to achieve the Company’s business objectives, at compensation levels that are fair and equitable and competitive with those of comparable companies. This goal is furthered by the Committee’s policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to align the financial interests of management with those of the shareholders.

The three main components of the Company’s executive compensation program are base salary, annual cash awards under incentive compensation plans adopted by the Company and its principal subsidiaries and equity participation usually in the form of stock option grants and eligibility to participate in the Employees’ Stock Purchase Plan of Universal Leaf. Each year the Committee reviews the total compensation package of executive officers to ensure they meet the goals of the program. As a part of this review, the Committee considers corporate performance information, compensation survey data, the advice of consultants and the recommendations of management. This year the Committee also considered the retirement of Mr. Harrell as of December 31, 2002, and the election of Mr. King, as Chief Executive Officer as of January 1, 2003.

Base Salary.    Base salaries for executive officers are reviewed annually to determine whether adjustments may be necessary. Factors considered by the Committee in determining base salaries for executive officers include personal performance of the executive in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive’s salary with the salaries of executives in comparable positions at companies of comparable size or operational characteristics. Each factor is weighed by the Committee in a subjective analysis of the appropriate level of compensation for that executive. For purposes of assessing the competitiveness of salaries, the Committee reviews compensation data from national surveys and selected groups of companies with similar size or operational characteristics to determine ranges of total compensation and the individual components of such compensation. Such compensation data indicates that the Company’s salary levels are below the median of such data when compared to executive positions of similar scope and responsibility.

Since the election of Mr. King as Chief Executive Officer, the Committee has followed a plan to increase his base salary in two steps to a level that would make his salary, and total cash compensation, competitive with that of other chief executive officers of comparable companies, and comparable to that of his predecessor. Accordingly, as a first step, for the second half of fiscal year 2003, Mr. King’s base salary was increased by the annualized rate of 20% to $533,000, and, to implement the second step, for fiscal year 2004 it was increased by an additional 10% to $586,000.

Annual Cash Incentives.    The Company and its principal subsidiaries have incentive compensation plans under which key management employees may receive annual cash incentive awards that vary from year to year based upon corporate, business unit and individual performance. Pursuant to the Company’s Executive Officer Annual Incentive Plan approved by the shareholders at the 1999 Annual Meeting, for the 2003 fiscal year, with respect to the Named Executive Officers based in the United States, the bonus awards were based 50% on the generation of economic profit, which is defined as consolidated earnings before interest and taxes after certain adjustments minus a capital charge equal to the weighted average cost of capital times average funds employed, and 50% on the generation of earnings per share, adjusted to exclude extraordinary gains and losses and bonus accruals under the plan. Mr. Harrell’s cash incentive award for the 2003 fiscal year was prorated to reflect his employment for only one-half of the period. Mr. King’s cash incentive award for the

2003 fiscal year was approximately 49.7% greater than the award he received in fiscal year 2002. This increase is attributable both to improved financial performance by the Company and to Mr. King’s service as Chief Executive Officer for the last one-half of the fiscal year. These awards were determined by the Committee based upon the Company’s economic profit and adjusted earnings per share performance during fiscal year 2003.

Equity Participation.    The Committee administers the Company’s 1989, 1997 and 2002 Executive Stock Plans, under which it has granted to key executive employees options to purchase shares of Common Stock based upon a determination of competitive aggregate compensation levels. The primary objective of issuing stock options is to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company’s stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company’s stock incentive program is effectively designed to further this objective.

In the 2003 fiscal year, the Committee granted 750,750 stock options to eight key employees under The Career Equity Ownership Program (the “CEO Program”). The CEO Program was instituted by the Committee during the 1992 fiscal year to promote an increase in the equity interest of key executives through systematic option exercises and the retention of shares. The CEO Program requires each participant to make an investment in the Company by contributing to the CEO Program currently owned shares equal to at least 10% of the number of shares subject to the initial options granted to the participant under the CEO Program. Option exercises occur automatically at not less than six-month intervals when at least a minimum stock price appreciation has occurred. The exercise price of options granted under the CEO Program is the fair market value of a share of Common Stock on the date of grant. All of the options cannot be exercised until six months after the date of grant and expire ten years from such date. In the 2003 fiscal year, Mr. King received option grants under the CEO Program for 225,000 shares of Common Stock, based upon a review by the Committee of his total compensation and its components, including equity participation of chief executive officers of comparable companies. Stock options granted to key executives under the CEO Program in the 2003 fiscal year were intended to meet the Committee’s three-year targets for CEO Program grants and, therefore, it is anticipated that no new option grants (excluding reload options described below and possible grants to any new CEO Program participants) will be made under the CEO Program during the 2004 and 2005 fiscal years.

Except under extraordinary circumstances or as otherwise determined by the Committee, participants have agreed that the options granted under the CEO Program may be exercised only through stock-for-stock swaps, and both the contributed shares and additional shares acquired through option exercises under the program may not be sold by the participating executives during the ten-year option term. Each option granted under the CEO Program included a reload replenishment feature that entitles participants each time a stock-for-stock exercise occurs to receive automatically a new option grant at the fair market value of a share of Common Stock on the date of grant. The number of reload options granted is equal to the number of shares contributed by a participant to effect a stock-for-stock swap. In exchange for this replenishment feature, each participant has agreed to retain in the CEO Program shares equaling at least the after-tax gain realized upon each exercise.

Tax Considerations.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a company’s chief executive officer and to the four other most highly compensated executive officers. However, the statute exempts qualifying performance- based compensation from the deduction limit if certain requirements are met. In this regard, the Company has taken appropriate actions to preserve the deductibility of stock option grants and annual cash incentive awards. While the Company’s policy is generally to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Committee may, from time to time, conclude that compensation arrangements are in the best interests of the Company and its shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility.

Executive Compensation and Nominating Committee

Jeremiah J. Sheehan, Chairman
Joseph C. Farrell
Charles H. Foster, Jr.
Hubert R. Stallard

Richmond, Virginia

July 24, 2003

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poors Midcap 400 Stock Index and the peer group index. The companies in the peer group are DIMON Incorporated and Standard Commercial Corporation. The graph assumes that $100 was invested on June 30, 1998, in Common Stock and in each of the comparative indices, in each case with dividends reinvested.

CUMULATIVE TOTAL RETURN ON COMMON STOCK

	At June 30,
	1998	1999	2000	2001	2002	2003
Universal Corporation	$100.00	$78.90	$61.84	$121.13	$116.19	$139.15
S&P Midcap 400 Index	$100.00	$112.58	$131.70	$143.38	$136.62	$135.64
Peer Group Index	$100.00	$50.16	$27.06	$119.75	$106.99	$101.63

EXECUTIVE COMPENSATION

The individuals named below include the Chairman, President and Chief Executive Officer, and the other four executive officers of the Company (the “Named Executive Officers”) who were the most highly compensated executive officers of the Company for the 2003 fiscal year. Information is provided for the fiscal years ended on June 30 of the years shown.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 6/30	Annual Compensation			Long Term Compensation Awards	All Other Compensation($)[2]
		Salary($)	Bonus($)	Other Annual Compensation($)[1]	Securities Underlying Options(#)
Henry H. Harrell Chairman[3]	2003 2002 2001	311,139 584,429 563,685	512,928 1,035,338 1,186,946	— — —	0 181,284 71,970	174,808 198,298 150,127

Allen B. King President and Chief Executive Officer[4]	2003 2002 2001	547,514 448,200 435,127	1,223,061 772,399 885,504	— — —	305,016 144,983 59,237	104,424 99,386 81,799

Jack M.M. van de Winkel Co-Chairman and Co-President, Deli Universal, Inc.	2003 2002 2001	344,821 254,216 238,400	352,428 268,167 237,184	— — —	52,500 0 0	0 0 0

William L. Taylor Vice President and Chief Administrative Officer	2003 2002 2001	351,141 341,281 329,038	532,303 369,781 423,929	— — —	154,516 89,990 37,082	71,686 73,194 59,289

Hartwell H. Roper Vice President and Chief Financial Officer	2003 2002 2001	268,483 258,801 252,173	392,966 272,986 312,960	— — —	149,414 79,995 31,980	38,840 39,340 33,401

James H. Starkey, III Vice President	2003 2002 2001	216,500 208,000 195,000	232,308 160,056 170,216	— — —	98,910 50,953 31,462	41,903 42,625 34,226

[1]	None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total annual salary and bonus for each reported year.
[2]	The amounts in the “All Other Compensation” column represent (i) employer contributions to the Employees’ Stock Purchase Plan and the Supplemental Stock Purchase Plan of Universal Leaf (the “Stock Purchase Plans”), (ii) life insurance premium payments made by the Company under the Executive Insurance

Program, and (iii) interest accrued to participants’ accounts under the Company’s Deferred Income Plan (the “DIP”) to the extent such interest exceeded 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d). Employer contributions to the Stock Purchase Plans on behalf of the Named Executive Officers for the 2003, 2002 and 2001 fiscal years were in the following respective amounts: Mr. Harrell, $17,303,$28,550 and $27,550;Mr. King, $29,779,$21,550 and $20,800; Mr. Taylor, $19,774,$16,575 and $16,000; Mr. Roper, $10,643,$10,140 and $9,683and Mr. Starkey, $7,800, $7,685 and $7,266. The life insurance premiums paid by the Company on behalf of such executive officers for the 2003, 2002 and 2001 fiscal years were in the following respective amounts: Mr. Harrell, $137,140, $152,777 and $108,435; Mr. King, $71,065, $74,827 and $58,471; Mr. Taylor, $51,912, $56,619 and $43,289; Mr. Roper, $25,316, $26,779 and $21,684 and Mr. Starkey, $25,219, $27,536 and $20,790. The accruals of interest on income deferred by such executive officers under the DIP in excess of 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d) for the 2003, 2002 and 2001 fiscal years were in the following respective amounts: Mr. Harrell, $20,365, $16,971 and $14,142; Mr. King, $3,580, $3,009 and $2,528; Mr. Roper, $2,881, $2,421 and $2,034 and Mr. Starkey, $8,884, $7,404 and $6,170.

[3]	Mr. Harrell served as the Company’s Chief Executive Officer until his retirement on December 31, 2002.
[4]	Mr. King became Chief Executive Officer January 1, 2003.

Retirement Benefits

Employees of Universal Leaf and certain of the Company’s other U.S. subsidiaries are covered by a defined benefit retirement plan, which is qualified under the Internal Revenue Code, and a defined benefit supplemental retirement plan, which is a non-qualified plan intended to provide benefits in excess of limits allowed by the Internal Revenue Code. The table below shows estimated annualized benefits payable under both plans at normal retirement (age 65) based on the average salary and bonus (as reported in the Summary Compensation Table) for the highest consecutive three years. The actuarial equivalent of benefits under the supplemental retirement plan is payable in a lump sum upon retirement.

Years of Service
Remuneration	15	20	25	30	35	40	45
$300,000	$66,308	$88,410	$110,513	$132,616	$154,718	$168,826	$182,934
400,000	89,821	119,762	149,702	179,642	209,583	228,394	247,204
500,000	113,335	151,113	188,891	226,669	264,447	287,961	311,474
600,000	136,848	182,464	228,080	273,696	319,312	347,528	375,744
700,000	160,361	213,815	267,269	320,723	374,177	407,096	440,014
800,000	183,875	245,167	306,458	367,750	429,041	466,663	504,284
900,000	207,388	276,518	345,647	414,777	483,906	526,230	568,554
1,000,000	230,902	307,869	384,836	461,803	538,771	585,797	632,824
1,100,000	254,415	339,220	424,025	508,830	593,635	645,365	697,094
1,200,000	277,929	370,571	463,214	555,857	648,500	704,932	761,364
1,300,000	301,442	401,923	502,403	602,884	703,365	764,499	825,634
1,400,000	324,955	433,274	541,592	649,911	758,229	824,067	889,904
1,500,000	348,469	464,625	580,781	696,938	813,094	883,634	954,174

The credited years of service for Messrs. Harrell, King, Taylor, Roper and Starkey are thirty-seven, thirty-four, thirteen, twenty-nine and twenty-two, respectively.

The benefits shown in the table are calculated on the basis of a 50% joint and survivor benefit, assuming that at retirement the age of the employee’s spouse is 62. The amounts in the table do not include any social security benefits that an employee may receive.

Mr. van de Winkel is covered by a pension plan established under the laws of the Netherlands. The plan, which covers employees of N.V. Deli Universal and certain other Dutch subsidiaries, is partially funded by employer and participant contributions. During the fiscal year ended June 30, 2003, N.V. Deli Universal contributed $44,774.49 to the plan on behalf of Mr. van de Winkel. His estimated annual pension benefit under the plan assuming retirement at age 60, continuance of current salary level and twenty years of service would be $142,199.20.

The Company provides funding payments that may be used for individual trusts for covered officers with vested accrued benefits under Universal Leaf’s defined benefit supplemental retirement plan. During the 2003 fiscal year, the following amounts, less applicable tax withholding, were deposited in individual trusts for Named Executive Officers with respect to the present value of projected benefits expected to be earned through June 30, 2003, under the supplemental retirement plan: Mr. King, $653,245; Mr. Taylor, $207,580; Mr. Roper, $150,133; and Mr. Starkey $122,752. These amounts offset benefits otherwise payable by the Company at retirement and are not intended to increase total promised benefits.

Stock Options

The following tables contain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended June 30, 2003, exercises of stock options by such executive officers in such fiscal year and the fiscal year end value of all unexercised stock options held by such executive officers.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)[1]	Expiration Date	Grant Date Present Value ($)[1]
Henry H. Harrell	0	0.0%	N/A	N/A	N/A

Allen B. King	225,000 80,016	14.1 5.0	35.670 42.820	12/05/2012 12/05/2012	1,262,250 536,107

Jack M. M. van de Winkel	52,500	3.3	35.670	12/05/2012	294,525

William L. Taylor	105,000 49,516	6.6 3.1	35.670 42.820	12/05/2012 12/05/2012	589,050 331,757

Hartwell H. Roper	105,000 44,414	6.6 2.8	35.670 42.820	12/05/2012 12/05/2012	589,050 297,574

James H. Starkey, III	67,500 31,410	4.2 1.9	35.670 42.820	12/05/2012 12/05/2012	378,675 210,447

[1]	The Black-Scholes option pricing model was used to determine the “Grant Date Present Value” of the options listed in the table. The model assumed a risk-free interest rate of 1.97%, a dividend yield of 3.68% and a stock price volatility of 0.31 based on the average weekly stock market closing price over the past ten years. Because the magnitude of any nontransferability discount is extremely difficult to determine, none was applied in determining the value of the reported options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee realizes will depend on the excess of market value of a share of Common Stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year

and Option Values at Fiscal Year End

Name	Shares Acquired on Exercise (#)	Value Realized ($)[1]	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In- the-Money Options At FY-End ($)[2]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Henry H. Harrell	0	0	248,924	0	863,550	0
Allen B. King	96,055	686,793	339,704	80,016	1,598,727	0
Jack M. M. van de Winkel	0	0	0	52,500	0	348,075
William L. Taylor	59,441	425,003	175,909	49,516	763,369	0
Hartwell H. Roper	53,316	381,209	170,030	44,414	764,777	0
James H. Starkey, III	37,706	269,598	92,404	31,410	408,898	0

[1]	The value realized represents the difference between the exercise price of the option and the fair market value of Common Stock on the date of exercise.
[2]	The value of the unexercised options at fiscal year end represents the difference between the exercise price of any outstanding options and $42.30, the closing sales price of a share of Common Stock on June 30, 2003, as reported on the New York Stock Exchange.

Except under extraordinary circumstances, all of the options shown as of fiscal year end are only exercisable automatically at not less than six-month intervals when at least a minimum stock price appreciation has occurred.

Contractual Obligations

To ensure that the Company will have the continued dedicated service of certain executives notwithstanding the possibility, threat or occurrence of a change of control, the Company has entered into change of control employment agreements (the “Employment Agreements”) with certain executives, including Allen B. King, William L. Taylor and Hartwell H. Roper. The Employment Agreements generally provide that if the executive is terminated other than for cause within three years after a change of control of the Company, or if the executive terminates his employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive is entitled to receive certain severance benefits. Such severance benefits include a lump sum severance payment equal to three times the sum of his base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and an additional payment to compensate the executive for certain excise taxes imposed on certain change of control payments.

The Board of Directors believes that the Employment Agreements benefit the Company and its shareholders by securing the continued service of key management personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1997, the Company made an unsecured loan to Mr. Starkey, a Named Executive Officer, as a participant in an automatic exercise program for the purchase price of shares of Common Stock purchased by Mr. Starkey and contributed to the exercise program. Interest accrues on the stock purchase loan annually at the applicable federal rate for demand loans. Interest has been paid annually and all unpaid principal on the loan is due and payable upon the earlier of (i) demand by the Company or (ii) termination of the automatic exercise program. The principal amount of the loan, and the loan balance as of September 8, 2003, was $65,355. The average annual interest applicable to the loan as of September 8, 2003, was 4.62%.

AUDIT INFORMATION

The Audit Committee has adopted amendments to the Audit Committee charter which were approved by the Board of Directors. A copy of the amended and restated Audit Committee charter is set forth as Exhibit A to this Proxy Statement. The five members of the Audit Committee are independent as that term is currently defined in the listing standards of the New York Stock Exchange.

Fees of Independent Auditors

Audit Fees

The aggregate amounts of fees billed to the Company by Ernst & Young LLP (“Ernst & Young”) for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2003 and June 30, 2002 and for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q as well as services normally provided in connection with statutory or regulatory filings during such fiscal years were $1,878,854 for 2003 and $1,526,662 for 2002.

Audit Related Fees

The aggregate amounts of fees billed to the Company by Ernst & Young for professional services for assurance and related services that are reasonably related to the review of the Company’s financial statements and that are not reported under the heading “Audit Fees” above for the fiscal years ended June 30, 2003 and June 30, 2002 were $273,758 and $77,422, respectively. During 2003 and 2002, these fees included fees for other audits, benefit plan audits, due diligence procedures and other accounting consultation services.

Tax Fees

The aggregate amounts of fees billed to the Company by Ernst & Young for professional services for tax compliance, tax advice and tax planning for the fiscal years ended June 30, 2003 and June 30, 2002 were $326,737 and $481,908, respectively. During 2003 and 2002, tax fees generally included tax assistance on specific matters.

All Other Fees

There were no fees billed to the Company by Ernst & Young for services other than those described above for the fiscal years ended June 30, 2003 and June 30, 2002.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Walter A. Stosch, Chairman
John B. Adams, Jr.
Thomas H. Johnson
Eddie N. Moore, Jr.
Jeremiah J. Sheehan

Richmond, Virginia

August 28, 2003

Appointment of Independent Public Accountants

The Audit Committee has appointed the firm of Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2004. The full Board of Directors has ratified the Audit Committee’s appointment of Ernst & Young LLP for the upcoming fiscal period. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and may make a statement if they so desire.

PROPOSALS FOR 2004 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2004 Annual Meeting must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is 1501 North Hamilton Street, P.O. Box 25099, Richmond, Virginia 23260, no later than March 4, 2004, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement. The Company anticipates holding the 2004 Annual Meeting on August 5, 2004.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of August 5, 2004, for the 2004 Annual Meeting, the Company must receive such notice no later than June 6, 2004, and no earlier than May 7, 2004. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company.

OTHER MATTERS

THE COMPANY’S 2003 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2003 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“THE FORM 10-K”), IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FORM 10-K CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO KAREN M. L. WHELAN, VICE PRESIDENT AND TREASURER, UNIVERSAL CORPORATION, 1501 NORTH HAMILTON STREET, P.O. BOX 25099, RICHMOND, VIRGINIA 23260 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.UNIVERSALCORP.COM.

EXHIBIT A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in overseeing: (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements applicable to financial reporting or other Committee responsibilities, (3) the qualifications, independence and performance of the Company’s independent auditor and (4) the performance of the internal audit function.

Composition and Qualifications

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements for audit committee members set forth in the listing standards of the New York Stock Exchange and applicable law. At least one member shall be a “financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The members of the Audit Committee shall be elected annually by the Board of Directors at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. No member of the Audit Committee may serve on the audit committee of more than two other public companies. Unless a Chairman is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Committee membership. No member of the Audit Committee may receive any compensation from the Company other than directors fees, which includes cash, stock, options and other in-kind consideration ordinarily available to directors as well as regular benefits that other directors receive.

Responsibilities

The Audit Committee has the sole authority and responsibility for (1) hiring or firing the independent auditor, (2) approving all audit engagement fees and terms and (3) approving any audit and non-audit services provided by the independent auditor.

The Audit Committee shall have the authority to conduct investigations into matters within the authority of the Audit Committee pursuant to this Charter. The Audit Committee shall have the authority to employ special legal, accounting or other consultants to advise and assist the Committee in connection with the performance of its responsibilities under this Charter. The Audit Committee may request that any officer or employee of the Company or the Company’s outside counsel or independent auditor attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and approve the terms of the independent auditor’s engagement and all compensation to be paid to the independent auditor.

2.	Consider and, as the Audit Committee deems appropriate, pre-approve all auditing and non-audit services to be performed by the independent auditor provided such non-audit services are not prohibited by Section 10A of the Securities Exchange Act of 1934, as

amended. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, without limitation, critical accounting policies and assumptions.

4.	Review and discuss the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

5.	Discuss generally with management and the independent auditor, the earnings press releases of the Company as well as types of financial information and earnings guidance provided to analysts and rating agencies.

6.	Discuss with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing.

7.	Obtain and review at least annually a report by the independent auditor describing:

(a)	the independent auditor’s internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and the Company.

8.	Meet separately, periodically, with management, with the internal auditors and with the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence as required by the Independence Standards Board and discuss such reports with the auditor.

10.	Receive all reports from the independent auditor and all reports required under Section 10A of the Securities Exchange Act of 1934.

11.	Discuss with the independent auditor the matters required to be discussed by Generally Accepted Auditing Standards relating to the conduct of the annual audit and quarterly review of the financial statements.

12.	Review with the independent auditor any audit problems or difficulties the auditor may have encountered and any management letter provided by the auditor to the Board of Directors and the Company’s response to such problem or letter. Such review should include:

(a)	any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or on access to required information;

(b)	any significant disagreements with management; and

(c)	any changes made in the planned scope of the audit.

13.	Review significant changes to the Company’s accounting principles and practices as suggested by management, the independent auditor and internal auditors.

14.	Evaluate the performance of the independent auditor and retain or replace the independent auditor as the Audit Committee deems appropriate.

15.	Review and evaluate the lead partner of the independent auditor, assure the regular rotation of the lead audit partner as required by law and consider whether there should be regular rotation of the audit firm itself.

16.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

17.	Review the internal auditors’ responsibilities, staffing and scope of the internal audit and changes thereto.

18.	Discuss with management, the independent auditor and the internal auditors the Company’s policies and procedures with respect to risk assessment and risk management.

19.	Establish procedures for receiving, retaining and handling complaints regarding the Company’s accounting, internal controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss with management and the independent auditor:

(a)	all significant deficiencies (if any) in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and whether the Company’s principal executive officer and principal financial officer have identified for the independent auditor any material weakness in the Company’s internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

21.	Require and hear reports from the general counsel with respect to any significant legal matters that may have a material effect on the financial statements or be in material violation of applicable legal requirements and the Company’s Compliance Policies and Programs.

22.	Establish policies with respect to the hiring of employees or former employees of the independent auditor.

23.	Perform an annual performance evaluation of the Audit Committee including a review of:

(a)	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(b)	any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(c)	analyses prepared by management and/or the internal auditor setting forth significant financial reporting issues and judgments made in the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(d)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

(e)	earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

24.	Review and reassess the adequacy of this Charter annually and submit any and all amendments to this Charter to the Board of Directors for approval.

While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, October 28, 2003

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION	Proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Allen B. King and William L. Taylor, and each or either of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of Universal Corporation held of record by the undersigned on September 8, 2003, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on October 28, 2003, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy by mail.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/uvv/—QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Univerdsal Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-6873.

If you vote by Phone or Internet, Please do not mail your Proxy.

ò    Please detach here    ò

COMMON STOCK

1. Election of directors:	01 John B. Adams, Jr. 02 Joseph C. Farrell	03 Walter A. Stosch 04 Eugene P. Trani	☐ Vote FOR all nominees (except as indicated below)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box Please sign exactly as your name(s) appear(s) on this Proxy. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, October 28, 2003

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION	Voting Instruction

TO TRUSTEE, LANDAMERICA FINANCIAL GROUP, INC. SAVINGS AND STOCK OWNERSHIP PLAN.

This Voting Instruction is Solicited on Behalf of the Board of Directors of Universal Corporation.

Pursuant to Section 10.5 of the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant’s Account as of June 30, 2003, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on October 28, 2003, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT’S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #
CONTROL #

There are three ways to vote your Voting Instruction

Your telephone or internet vote directs the Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction by mail.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your Voting Instruction 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/uvv/—QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your Voting Instruction 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your Voting Instruction and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner ServicesSM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Voting Instruction.

ò    Please detach here    ò

LANDAMERICA FINANCIAL GROUP, INC. SAVINGS AND STOCK OWNERSHIP PLAN

1. Election of Directors:	01 John B. Adams, Jr. 02 Joseph C. Farrell	03 Walter A. Stosch 04 Eugene P. Trani	☐ Vote FOR all nominees (except as indicated below)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box ☐ Indicate changes below:			Date

Signature(s) in Box Please sign exactly as your name(s) appear(s) on this Voting Instruction. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, October 28, 2003

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION	Voting Instruction

TO TRUSTEE, EMPLOYEES’ STOCK PURCHASE PLAN OF UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED AND DESIGNATED AFFILIATED COMPANIES.

This Voting Instruction is Solicited on Behalf of the Board of Directors of Universal Corporation.

Pursuant to Section 13.01 of the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant’s Account as of July 31, 2003, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on October 28, 2003, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT’S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY # CONTROL #

There are three ways to vote your Voting Instruction

Your telephone or internet vote directs the Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction by mail.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your Voting Instruction 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/uvv/—QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your Voting Instruction 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your Voting Instruction and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul. MN 55164-0873.

If you vote by Phone or Internet, Please do not mail your Voting Instruction.

ò    Please detach here    ò

EMPLOYEES’ STOCK PURCHASE PLAN OF

UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED

AND DESIGNATED AFFILIATED COMPANIES

1. Election of directors:	01 John B. Adams, Jr. 02 Joseph C. Farrell	03 Walter A. Stosch 04 Eugene P. Trani	☐ Vote FOR all nominees (except a indicated below)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box Please sign exactly as your name(s) appear(s) on this Voting Instruction. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give title.